Joint Filer Information

Names:  Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.:   980338943 (Master Fund)         52-2291758 (Advisors)

Address:        c/o First New York Securities, LLC
                850 Third Avenue, 8th Floor
                New York, New York 10022

Designated Filer:               Joseph Edelman

Issuer and Ticker Symbol:       Cypress Bioscience, Inc. (CYPB)

Statement for Month/Day/Year    5/2/03 and 5/5/03

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Initial Statement of Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Cypress Bioscience, Inc.

        PERCEPTIVE LIFE SCIENCES                        PERCEPTIVE ADVISORS LLC
        MASTER FUND LTD.

        By: Perceptive Advisors LLC,
            its investment advisor


        By: /s/ Joseph Edelman                          By: /s/ Joseph Edelman
            -------------------                             -------------------
        Name:  Joseph Edelman                           Name:  Joseph Edelman
        Title: Managing Member                          Title: Managing Member